UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2005

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2005, the Company purchased 11,996,161 shares of the Company’s common stock from Goldman Sachs International (Goldman Sachs) in a private transaction in connection with an accelerated stock buyback (ASB). Excluding commission payable to Goldman Sachs, the shares were repurchased for an upfront payment of approximately $125 million or $10.42 per share, subject to a price adjustment provision. The repurchased shares will be held in treasury.

In connection with the ASB, Goldman Sachs is expected to purchase an equivalent amount of shares in the open-market over time. The program is expected to be completed within sixteen months. At the end of the program, the Company will receive or pay a price adjustment generally based on the volume weighted average price of shares traded during the purchase period. Approximately half of the shares purchased in connection with the ASB are subject to a collar, a contract that sets a minimum and maximum price for purposes of calculating the price adjustment. Generally, the purchase price adjustment can be settled, at the Company’s option, in cash or in shares of its common stock.

Goldman Sachs has agreed that its purchases of the Company’s common stock in the open market in connection with the ASB will be accomplished in accordance with the Rule 10b-18 volume and timing guidelines applicable to the Company.

Master Confirmation

The Master Confirmation dated June 29, 2005 contains the principal terms and provisions governing the ASB between the Company and Goldman Sachs including, but not limited to, the mechanism used to determine the final settlement amount owed either by the Company to Goldman Sachs or by Goldman Sachs to the Company, the permitted methods and required timing of settlement, including the Company’s obligation to settle with cash or with common stock, the specific circumstances under which Goldman Sachs is permitted to make adjustments to valuation periods, dates and other transactions that impact the settlement amount, the specific circumstances under which the ASB may be terminated early, the right of the Company and Goldman Sachs to enter into similar transactions, including additional accelerated stock buyback arrangements or open market purchase programs, definitions of terms used throughout the Master Confirmation, and various acknowledgements, representations and warranties made by the Company and Goldman Sachs to one another, including intended compliance with the Rule 10b-18 volume and timing guidelines applicable to the Company and Rule 10b5-1.

Supplemental Confirmation

The Supplemental Confirmation dated June 29, 2005 sets forth the specific pricing terms and other provisions relating to the ASB including, but not limited to, the actual number of shares repurchased from Goldman Sachs, the initial purchase price per share, the initial payment amount, the period during which Goldman Sachs will establish its hedge position relating to the transaction, the percentage of the repurchased shares that are subject to a hedge (including the cap and floor on settlement amount), the stock price at which the ASB may be terminated, and the number of shares reserved by the Company relating to settlement of the ASB.

The foregoing summaries of the material provisions of the Master and Supplemental Confirmations entered into between the Company and Goldman Sachs do not purport to be complete and are qualified in their entirety by reference to the Master and Supplemental Confirmations filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

     The following exhibits are filed with this report on Form 8-K.

Exhibit	Description
10.1	Master Confirmation entered into by the Company and Goldman Sachs on June 29, 2005.
10.2	Supplemental Confirmation entered into by the Company and Goldman Sachs on June 29, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company

Date: July 1, 2005	By:	/s/ James Potter

Name: James Potter
Title: Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Master Confirmation entered into by the Company and Goldman Sachs on June 29, 2005.
10.2	Supplemental Confirmation entered into by the Company and Goldman Sachs on June 29, 2005.

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